EXHIBIT 31.1

Certification of Chief Executive Officer

I, Steven W. King, certify that:

1.       I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Peregrine Pharmaceuticals, Inc.; and

2.       Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Dated: August 28, 2017	Signed:	/s/ Steven W. King
Steven W. King President and Chief Executive Officer